     As filed with the Securities and Exchange Commission on May 18, 1998
                                                      Registration No. 333-
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            BRANDYWINE REALTY TRUST
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Maryland                                  23-2413352
   -------------------------------               --------------------
   (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)                Identification No.)

       16 Campus Boulevard
    Newtown Square, Pennsylvania                         19073
----------------------------------------               ----------
(Address of Principal Executive Offices)               (Zip Code)

              AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN
                           ------------------------
                           (Full title of the plan)

                               Gerard H. Sweeney
                     President and Chief Executive Officer
                              16 Campus Boulevard
                      Newtown Square, Pennsylvania 19073
                    ---------------------------------------
                    (Name and address of agent for service)

                                (610) 325-5600
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)
                                ---------------

                        CALCULATION OF REGISTRATION FEE

____________________________________________________________________________________________________________________________________
                                                                                            Proposed
                                                                   Proposed                 maximum
      Title of securities                 Amount to be         maximum offering            aggregate                 Amount of
      to be registered                    registered           price per unit(1)        offering price(1)         registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest,
par value $.01 per share.............   4,250,000 shares         $23.1875                 $98,546,875                $29,071.33
____________________________________________________________________________________________________________________________________

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low reported sales prices per share on the New York Stock Exchange on May 12, 1998.

                               EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, the contents of Brandywine Realty Trust's Registration Statement on Form S-8
(No. 333-28427)(the "Prior Registration Statement") are incorporated by reference herein.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         All information required to be set forth herein which is not contained herein or in the Exhibits hereto is contained in the Prior Registration Statement.

Item 8.  Exhibits.

      5.1    Opinion of Pepper Hamilton LLP
      5.2    Opinion of Ballard Spahr Andrews & Ingersoll, LLP
      23.1   Consent of Arthur Andersen LLP
      23.2   Consent of Zelenkofske, Axelrod & Co., Ltd.
      23.3   Consent of Pepper Hamilton LLP (contained in Exhibit 5.1)
      23.4   Consent of Ballard Spahr Andrews and Ingersoll, LLP (contained in
             Exhibit 5.2)
      24     Power of Attorney (contained in the signature pages hereto)

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 18, 1998.

                               BRANDYWINE REALTY TRUST


                               By: /s/ Gerard H. Sweeney
                                   -------------------------------------
                                   Gerard H. Sweeney
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anthony A. Nichols, Sr. and Gerard H. Sweeney his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signatures                Title                                                    Date
              ----------                -----                                                    ----

/s/Anthony A. Nichols, Sr.              Chairman of the Board and Trustee                    May 18, 1998
--------------------------------
Anthony A. Nichols, Sr.

/s/ Gerard H. Sweeney                   President, Chief Executive Officer                   May 18, 1998
--------------------------------        and Trustee (Principal Executive
Gerard H. Sweeney                       Officer)


/s/ Mark S. Kripke                      Chief Financial Officer (Principal                   May 18, 1998
--------------------------------        Financial and Accounting Officer)
Mark S. Kripke


/s/ Walter D. Alessio                   Trustee                                              May 18, 1998
--------------------------------
Walter D'Alessio

/s/ Charles P. Pizzi                    Trustee                                              May 18, 1998
--------------------------------
Charles P. Pizzi

                                 EXHIBIT INDEX
                                 -------------

Exhibit                 Exhibit
Number                 Description
-------                -----------

5.1                    Opinion of Pepper Hamilton LLP
5.2                    Opinion of Ballard Spahr Andrews & Ingersoll, LLP
23.1                   Consent of Arthur Andersen LLP
23.2                   Consent of Zelenkofske, Axelrod & Co., Ltd.